UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2005

Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Press Release

Item 1.02 Termination of a Material Definitive Agreement
     As of November 10, 2005, Lakes Entertainment, Inc. and the Kickapoo Traditional Tribe of Texas (“Kickapoo Tribe”) have terminated their business relationship. The relationship between Lakes and the Kickapoo Tribe had begun to deteriorate during the third quarter of fiscal 2005 and ended with a decision to terminate the business relationship due to different ideas on how to proceed with the project. Lakes was assisting the Kickapoo Tribe in connection with improving the performance of the Tribe’s gaming operations conducted at the Kickapoo Tribe’s existing Lucky Eagle Casino in Eagle Pass, Texas (located approximately 140 miles southwest of San Antonio) under the terms of a gaming operations consulting agreement dated January 19, 2005 between Lakes’ subsidiary, Lakes Kickapoo Consulting, LLC , and KTTT Enterprise, a wholly-owned subsidiary of and a governmental instrument of the Kickapoo Tribe. For its consulting services, Lakes was to receive $100 per month for 84 months, payment of which was deferred for one year. Subject to regulatory approval, Lakes had planned to manage the existing casino under a management contract dated January 19, 2005 between Lakes’ subsidiary, Lakes Kickapoo Management, LLC, and KTTT Enterprise in exchange for approximately 30% of total net profits of the project in excess of $12.0 million for each 12 month period over a seven year term. Lakes, through Lakes Kickapoo Consulting, LLC, also committed to provide advances to the Kickapoo Tribe of up to $2.0 million for business improvement purposes. As of November 15, 2005, Lakes had advanced approximately $1.4 million to the Kickapoo Tribe.
     As a result of the terminated business relationship with the Kickapoo Tribe, Lakes expects that it will work with the Kickapoo Tribe to reach an agreement regarding repayment of the advances, to resolve all other financial terms of the contracts, and to formally terminate the gaming operations consulting agreement, the management contract and the related ancillary agreements between the Lakes subsidiaries discussed above and KTTT Enterprise relating to the project, each dated January 19, 2005, including the tribal agreements, security agreements, dominion account agreements, indemnity agreements and promissory notes (collectively, the “Kickapoo Tribe Contracts”).
     Lakes and the Kickapoo Tribe have no other relationships between them other than the relationships created by the Kickapoo Tribe Contracts. There are no early termination penalties incurred by Lakes in connection with the termination of the Kickapoo Tribe Contracts
A copy of Lakes’ press release relating to these matters is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Exhibits
     99.1 Lakes Entertainment, Inc. Press Release dated November 15, 2005
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: November 16, 2005	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Lakes Entertainment, Inc. Press Release dated November 15, 2005